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                                                                    Exhibit 10.3


                AMENDMENT NO. 1 TO THE 2001 STOCK INCENTIVE PLAN
                               OF EPRESENCE, INC.


Subsection 5(a) of the 2001 Stock Incentive Plan (the "Plan"), of ePresence, Inc. is hereby amended, subject to stockholder approval, to increase from 1,200,000 to 1,950,000 the number of shares of Common Stock $.01 par value per share, authorized for issuance under the Plan.


                                            Adopted by the Board of Directors on
                                            January 25, 2002

                                            Adopted by the Stockholders on
                                            May 9, 2002